Exhibit (d)(xxiv) under Form N-1A
                                       Exhibit (10) under Item 601/Reg. S-K


                                 Exhibit A

                        Federated Insurance Series

                        Federated Kaufmann Fund II

                           Sub-Advisory Contract


      For all services rendered by Sub-Adviser hereunder, Adviser shall pay Sub-Adviser a Sub-Advisory Fee equal to 1.175 of 1% of the average daily net assets of the above-mentioned portfolio. The Sub-Advisory Fee shall be accrued daily, and paid daily as set forth in the Primary Advisory Contract dated December 1, 1993.

      This Exhibit duly incorporates by reference the Sub-Advisory
Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers this 1st day of March, 2002.



                                    FEDERATED INVESTMENT
                                       MANAGEMENT COMPANY


                                    By:         /s/ G. Andrew Bonnewell
                                       ---------------------------------
                                    Name:  G. Andrew Bonnewell
                                    Title:  Vice President



                                    FEDERATED GLOBAL INVESTMENT
                                       MANAGEMENT CORP.




                                    By:      /s/ J. Christopher Donahue
                                       ---------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President